  EXHIBIT 99.1

AmpliTech Announces Pricing of $9.6 Million Public Offering; Uplisting to Nasdaq and Reverse Stock Split

PUBLISHED

FEB 16, 2021 9:00PM EST

Bohemia, New York--(Newsfile Corp. - February 16, 2021) - AmpliTech Group, Inc. (OTCQB: AMPG) , a designer, developer, and manufacturer of custom and standard state-of-the-art RF components for Commercial, SATCOM, Space, Defense, and Military markets, today announced the pricing of its underwritten public offering of 1,371,428 units at a price to the public of $7.00 per unit. Each unit issued in the offering consists of one share of common stock and one warrant to purchase one share of common stock at an exercise price of $7.00. The common stock and warrants are immediately separable and will be issued separately. The common stock and warrants are expected to begin trading on the Nasdaq Capital Market, on February 17, 2021, under the symbols "AMPG" and "AMPGW," respectively. AmpliTech expects to receive gross proceeds of $9.6 million, before deducting underwriting discounts and commissions and other estimated offering expenses. Concurrent with the offering, the Company will effectuate a reverse split of its issued and outstanding common stock at a ratio of 1-for-20. The reverse stock split is expected to be effective at 12:01 a.m., Eastern Time, on February 17, 2021. The share numbers and pricing information in this release are adjusted to reflect the impact of the reverse stock split.

AmpliTech has granted the underwriters a 45-day option to purchase up to an additional 205,714 shares of common stock and/or warrants at the public offering price to cover over-allotments, if any. The offering is expected to close on February 19, 2021, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager for the offering.

The offering is being conducted pursuant to the Company's registration statement on Form S-1 (File No. 333-251260), as amended, previously filed with and subsequently declared effective by the Securities and Exchange Commission ("SEC"), and a related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. A final prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website at http://www.sec.gov. Electronic copies of the final prospectus relating to this offering, when available, may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at (212) 895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AmpliTech Group, Inc.

AmpliTech Group, Inc. designs, develops, and manufactures custom and standard state-of-the-art RF components for the Domestic and International, SATCOM, Space, Defense and Military markets. These designs cover the frequency range from 50 kHz to 40 GHz - eventually, offering designs up to 100 GHz. AmpliTech also provides consulting services to help with any microwave components or systems design problems. Our steady growth over the past 13+ years has come about because we can provide complex, custom solutions for nearly ANY custom requirements that are presented to us. In addition, we have the best assemblers, wires, and technicians in the industry and can provide contract assembly of customers' own designs. Website: http://www.AmpliTechinc.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact: Fawad Maqbool, CEO AmpliTech Group, Inc. (631) 521-7831

Twitter: https://twitter.com/AmpliTechAMPG Instagram: https://www.instagram.com/amplitechampg/

Facebook: https://www.facebook.com/AmpliTechInc

To view the source version of this press release, please visit https://www.newsfilecorp.com/release/74679

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